Exhibit 99.1

Joint Press Release

F.N.B. Corporation’s Merger With Comm Bancorp, Inc. Receives Regulatory Approvals Expected
Close Date January 1, 2011

Hermitage, PA and Clarks Summit, PA – December 21, 2010 – F.N.B. Corporation (NYSE: FNB) and Comm Bancorp, Inc. (NASDAQ: CCBP) today announced the receipt of all required regulatory clearance for the proposed merger of F.N.B. Corporation and Comm Bancorp, Inc.

The Office of the Comptroller of the Currency and the Pennsylvania Department of Banking have approved the proposal to merge Community Bank and Trust Company, Comm Bancorp Inc.’s bank subsidiary into First National Bank of Pennsylvania, F.N.B. Corporation’s bank subsidiary and the Federal Reserve Bank of Cleveland has granted F.N.B. Corporation a waiver of the application requirements.

The companies also announced that the merger is scheduled to close on January 1, 2011. The January 1, 2011 closing date will provide existing shareholders the opportunity to benefit from, and appropriately plan for, recently extended federal income tax provisions.

Stephen J. Gurgovits, President and Chief Executive Officer of F.N.B. Corporation stated, “We are very pleased that the proposed merger with Comm Bancorp, Inc. continues to progress consistent with our expectations. We look forward to welcoming Comm Bancorp shareholders, customers and employees to F.N.B.”

Shareholders of Comm Bancorp, Inc. have previously approved the Agreement and Plan of Merger between F.N.B. Corporation and Comm Bancorp, Inc. Additionally, as announced on August 9, 2010, shareholders of Comm Bancorp, Inc. will be entitled to receive a fixed exchange ratio of 3.4545 shares of F.N.B. Corporation common stock and $10.00 in cash for each share of Comm Bancorp, Inc.

About F.N.B. Corporation
F.N.B. Corporation, headquartered in Hermitage, PA, is a diversified financial services company with total assets of $9.0 billion as of September 30, 2010. F.N.B. Corporation is a leading provider of commercial and retail banking, leasing, wealth management, insurance, merchant banking and consumer finance services in Pennsylvania and Ohio, where it owns and operates First National Bank of Pennsylvania, First National Trust Company, First National Investment Services Company, LLC, F.N.B. Investment Advisors, Inc., First National Insurance Agency, LLC, F.N.B. Capital Corporation, LLC, Regency Finance Company and F.N.B. Commercial Leasing. It also operates consumer finance offices in Kentucky and Tennessee.

About Comm Bancorp, Inc.
Comm Bancorp, Inc., headquartered in Clarks Summit, PA, is a full-service financial services company with total assets of $653 million as of September 30, 2010. Comm Bancorp, Inc. serves the Pennsylvania counties of Lackawanna, Luzerne, Monroe, Susquehanna, Wayne and Wyoming through Community Bank and Trust Company’s 15 community-banking offices and one loan production office. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. In addition, the company engages in commercial leasing through Community Leasing Corporation and sells insurance and asset management services through Comm Financial Services.

Forward-looking Statements
This joint press release of F.N.B. Corporation and Comm Bancorp, Inc. and the reports F.N.B. Corporation and Comm Bancorp, Inc. file with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of F.N.B. Corporation and Comm Bancorp, Inc. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause F.N.B. Corporation’s and Comm Bancorp, Inc.’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce net interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) various monetary and fiscal policies and regulations of the U.S. Government that may adversely affect the businesses in which F.N.B. Corporation and Comm Bancorp, Inc. are engaged; (6) technological issues which may adversely affect F.N.B. Corporation’s and Comm Bancorp, Inc.’s financial operations or customers; (7) changes in the securities markets; (8) risk factors mentioned in the reports and registration statements F.N.B. Corporation and Comm Bancorp, Inc. file with the Securities and Exchange Commission; (9) housing prices; (10) job markets; (11) consumer confidence and spending habits or (12) estimates of fair value of certain F.N.B. Corporation and Comm Bancorp, Inc. assets and liabilities. F.N.B. Corporation and Comm Bancorp, Inc. undertake no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Analyst/Institutional Investor Contact:

F.N.B. Corporation
Cynthia Christopher 724-983-3429
724-815-3926 (cell)
christoc@fnb-corp.com

Media Contact:
F.N.B. Corporation
Jennifer Reel 724-983-4856
724-699-6389 (cell)
reel@fnb-corp.com

Comm Bancorp, Inc.
Scott A. Seasock, EVP
570-586-0377
sseasock@combk.com